Exhibit 23.1
September 28, 2007
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 19, 2007, relating to the financial statements which appears in lululemon athletica inc.’s prospectus dated July 26, 2007.
/s/ PricewaterhouseCoopers LLP
Vancouver, British Columbia
September 28, 2007